UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 24, 2011

CARRIZO OIL & GAS, INC.
(Exact name of registrant as specified in its charter)

Texas	000-29187-87	76-0415919
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation)	File Number)	Identification No.)

1000 Louisiana Street Suite 1500 Houston, Texas	77002
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (713) 328-1000

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                      Regulation FD Disclosure.

On May 24, 2011, the Compensation Committee of the Board of Directors of Carrizo Oil & Gas, Inc. (the “Company”) approved stock ownership guidelines for the named executive officers and directors of the Company. Under these stock ownership guidelines, all named executive officers and directors are expected to hold stock with a value equal to a designated multiple of their respective annual base salary or cash retainer, ranging from five times annual base salary for both the Chief Executive Officer and the Chief Financial Officer to three times annual base salary and cash retainer for all other named executive officers and directors, respectively.  All named executive officers and directors of the Company are currently in compliance with these stock ownership guidelines.

On May 24, 2011, the Compensation Committee also adopted a policy that employment agreements entered into after such date will not contain provisions entitling employees to tax gross-up payments.

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission and the Nasdaq Stock Market LLC are expected to adopt rules requiring each listed company to develop, implement and disclose information about a clawback policy to recover incentive compensation received by executive officers based on an accounting restatement due to material noncompliance with any financial reporting requirements.  Upon adoption of such rules, the Company intends to prepare, adopt and disclose such a policy.

None of the information furnished in this Item 7.01 will be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor will it be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company, that the information in this report and the accompanying exhibits is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company.
_________________

Statements in this Current Report that are not historical facts, including those related to the preparation, adoption, content and disclosure of the Company’s policies, the adoption of rules and regulations and the content of the Company’s future employment agreements, are forward-looking statements that are based on current expectations. Although the Company believes that its expectations are based on reasonable assumptions, it can give no assurance that these expectations will prove correct. Important factors that could cause actual results to differ materially from those in the forward-looking statements include changes in management, actions by governmental authorities, changes in or adoption of laws, rules or regulations, market conditions, and other risks described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and its other filings with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIZO OIL & GAS, INC.

By:	/s/ Paul F. Boling
Name:	Paul F. Boling
Title:	Vice President and Chief Financial Officer

Date:  May 24, 2011